Exhibit 99.1

MeriStar Hospitality Corporation JPMorgan Annual High Yield Conference 2006 [Hotel Photos]

Company Overview
90 Shares outstanding
Market Capitalization
as of December 31, 2005 (in millions)
:
$ 2,384 Total Enterprise Value
(45) Cash
1,585 Debt
$    844 Equity
• One of nation’s largest hotel
REITs
58 upscale and resort hotels
17,003 rooms
• Geographic diversification
19 states and the District of
Columbia
• Strong brand relationships
Hilton, Sheraton, Marriott,
Ritz-Carlton, Westin,
Doubletree, Radisson

MeriStar View of Industry
Source: PriceWaterhouseCoopers Hospitality Directions,
Upper Upscale Segment Focus, September 2005
• Continued economic
recovery at more moderate
pace
• Favorable supply/demand
fundamentals
• Lodging industry to outpace
overall economic growth
• Recovery uneven
• Return to more normal travel
patterns
-7.0%
-5.0%
-3.0%
-1.0%
1.0%
3.0%
5.0%
2001 2002 2003 2004 2005E 2006E 2007E
Demand Growth Supply Growth
-12.0%
-8.0%
-4.0%
0.0%
4.0%
8.0%
2001 2002 2003 2004 2005E 2006E 2007E
RevPAR GDP

2005 Financial Highlights*
+ 176 bps • EBITDA margin
2004 2005
$(2.76)
$(242)M
$0.71
$190M
+ 10.5%
$(96)M • Net loss**
$(1.18)
$0.40
$164M
• Net loss/diluted share
• Adjusted FFO/diluted share
• Adjusted EBITDA
• RevPAR
* See discussion regarding non- GAAP financial measures at end of presentation.
** Includes non- cash impairment charges of $153.6 million and $12.3 million in 2005 and 2004, respectively, related to the asset disposition program.

Current Update
• Significant improvement in financial flexibility and ability to deliver shareholder value through several key transactions in
2006
• Pending sale of 10 Florida assets to Blackstone for $367 million
• Completed sale of 6 hotels for $115 million in January
• Settled Hurricane Charley claim for $202.5 million
• Called $100 million of the 10 ½ percent senior notes
• Call or otherwise retire debt as proceeds are available
• Expect to improve interest coverage to over 2x in second
quarter

Capital Structure
7.8% 8.1% • Avg. rate
(45) (45) • Cash
12/31/06* 12/31/05
In millions
4.5 years
1.6x
8.3x
$ 1,540
$ 1,585
2.1x • Interest Coverage**
4.5 years
6.3x
$ 1,015
$ 1,060
• Avg. maturity
• Net debt/Pro forma Adj. EBITDA**
• Net debt**
• Debt
*  Projection based on guidance provided as of 2/07/06.
**See discussion regarding forward-looking statements and non- GAAP financial measures at end of presentation.

Credit Ratings B- B2 • Senior unsecured S&P Moody’s Caa1 B2 CCC+ B/stable • Subordinated • Corporate credit rating • Upgraded by S&P following our announced portfolio sale to Blackstone

Company Strategy • Maximize internal growth • Upgrade core portfolio • Improve capital structure • Position for growth [Hotel Photos]

Maximize Internal Growth
• Higher growth potential with
core hotels
• Upgraded product through
extensive capex program
• Aggressive ownership
programs
Active management oversight
Revenue management function
Cost control programs
• Enhanced operating teams
[Hotel Photos]

Maximize Internal Growth
Margin Expansion
• Key strategic factor is RevPAR
composition
• Quality of RevPAR drives
margins
• In-room technology investments
+176 bps 21.4% 23.1% EBITDA Margin
10.5% $72.51 $80.16 RevPAR
0.3% 68.4% 68.6% Occupancy
10.3% $106.03 $116.92 ADR
Variance 2004 2005 Property Level Results
• Operating cost controls
Labor management
Energy
Insurance

Upgrade Core Portfolio
Capital Program
• Invested $220 million in 2004 and 2005
• Expect to invest $70 million in 2006
• Areas where we have been investing:
Guest services (i.e., guest
rooms, public facilities)
60 to 70%
Plant improvements
10 to 20%
Brand requirements
10 to 20%
[Hotel Photos]

Improve Capital Structure
• Significant progress made over past two years
• Plan to accelerate return to over 2x interest coverage in 2006
Selling assets at premium prices
Reducing debt levels
• Continue to look for opportunities to:
Reduce overall debt
Lower borrowing costs
Improve credit statistics
7.8%
6.3x
2.1x
2006F
8.3x 8.3x 8.3x
Net Debt/Pro forma Adj. EBITDA*
8.1% 8.5% 8.9% Weighted Avg. Interest Rate
1.6x 1.4x 1.1x Interest Coverage*
2005 2004 2003 Credit Statistics
*  See discussion regarding forward-looking statements and non -GAAP financial measures at end of presentation.

Improve Capital Structure
2005 Capital Markets Activity
• Placed $82 million in long-term (10-yr) low interest- rate (5.7 –
5.8%) mortgages
• Repurchased $50 million in senior notes
• Called remaining $33 million senior subordinated notes at par
• Expanded secured revolving credit facility by $100 million while lowering the total borrowing rate by 100 bps
• Refinanced $300 million CMBS at a rate over 300 bps lower
$9 million annualized interest savings
Increased portfolio flexibility
$45 million in escrows released

Improve Capital Structure
2006 Planned Capital Markets Activity
• Call all $206 million of
10½ percent senior notes
• Selectively repay other debt
Plan to reduce senior notes to
$350 million by year end
Retire $44 million of
mortgage debt
• Continue to look for
opportunities to lower
borrowing costs
[Hotel Photos]

• Focus on core hotels
Strategic locations in large urban
markets or destination resorts with
high barriers to entry
Branded, larger hotels with
significant meeting space
Strong current cash returns
• Focus on operations
• Right-size capital structure
• Complete portfolio
repositioning
Position for Growth
[Hotel Photos]

2006 Financial Guidance*
FY06 1Q06
$(0.06) – $(0.09)
$(5) – (8)M
$0.13 – $0.16
$12 – 15M
$45 – 48M
10 – 12%
$7 – 11M • Net income
$0.08 – $0.13
$0.88 – $0.92
$79 – 83M
$177 – 181M
7 – 9%
• Net income/diluted share
• Adjusted FFO/diluted share
• Adjusted FFO
• Adjusted EBITDA
• RevPAR
* Guidance provided as of 2/07/06.  See discussion regarding forward-looking statements and non-
GAAP financial measures at end of presentation.

Looking Forward
• Favorable fundamentals for 3 to 5
years
• Smaller but stronger, more upscale
asset base
• Positioned in higher growth
markets with upgraded product
• Improving capital structure with
more financial flexibility
• Dividend visibility
• Disciplined operating and growth
strategies
• Reduced renovation disruption
[Hotel Photos]

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Information both included and incorporated by reference in this presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements, which are based on various assumptions and describe our future plans, strategies, and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,”
“continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative.  We cannot guarantee that we actually will achieve these plans, intentions or expectations.  All statements regarding our expected financial position, business and financing plans are forward-looking statements.
Except for historical information, matters discussed in this presentation are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward- looking statements.
Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: economic conditions generally and the real estate market specifically; supply and demand for hotel rooms in our current and proposed market areas; other factors that may influence the travel industry, including health, safety and economic factors; competition; the level of proceeds from asset sales; our ability to realize anticipated benefits of acquisitions; cash flow generally, including the availability of capital generally, cash available for capital expenditures, and our ability to refinance debt; the effects of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions, including new laws and regulations and particularly changes to laws governing the taxation of real estate investment trusts; availability of labor and union contract requirements; the expanding scope of brand standards and the costs associated with maintaining compliance with those standards; weather conditions generally and natural disasters and our ability to obtain cost- effective insurance coverage and to recover for resulting property damage; rising interest rates; reliance on third-party operators to provide timely and accurate financial reporting; and changes in U.S. generally accepted accounting principles, policies and guidelines applicable to real estate investment trusts.
These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this presentation or incorporated by reference herein.  All forward- looking statements speak only as of the date of this presentation or, in the case of any document incorporated by reference, the date of that document.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.  We undertake no obligation to update or publicly release any revisions to forward- looking statements to reflect events, circumstances or changes in expectations after the date of this presentation.

SEC Regulation G requires any non- GAAP financial measure to be reconciled to the most directly comparable GAAP measure.
Adjusted EBITDA, Adjusted FFO and derivative measures are discussed in our press release relating to the results of the quarter and year ended December 31, 2005.  The press release contains disclosure as to the calculation of these financial measures as well as reconciliations of those measures to the most directly comparable financial measures calculated and presented in accordance with
GAAP, which can be accessed on our website at www.MeriStar.com.
The Interest Coverage ratio referred to in this slide presentation reflects the Fixed Charge Coverage Ratio that is contained in the indentures governing the Company’s senior unsecured notes.  As of December 31, 2005, the Company had a total of $800 million of outstanding senior unsecured notes that were governed by those indentures.  The indentures provide that the Company must have a minimum 2 to 1 ratio of Consolidated Cash Flow (as defined in the indentures) to Fixed Charges (as defined in the indentures) in order to enter into certain types of transactions, including the repurchase of stock, the issuance of any preferred stock, the payment of certain dividends, the incurrence of any additional debt and the repayment of certain outstanding junior debt before it comes due.
Therefore, the Company believes the presentation of the Interest Coverage ratio is material to investors.  The definition of
Consolidated Cash Flow under the indentures is not the same as cash flow from operations in accordance with GAAP, and Fixed
Charges under the indentures are defined to principally include interest on debt obligations and preferred equity.
Pro Forma Adjusted EBITDA represents consolidated earnings before interest, income taxes, depreciation and amortization, subject to the adjustments described below, presented on a pro forma basis, giving effect to asset dispositions and acquisitions that have occurred (or are projected to occur) during the periods presented. Pro Forma Adjusted EBITDA also excludes the effect of gains or losses on early extinguishments of debt, contract termination costs, the earnings effect and distributions related to equity method investments, as well as the earnings effect of asset dispositions and impairment assessments.  The Company believes including such items in Pro Forma Adjusted EBITDA does not fully reflect the operating performance of its remaining assets. The Company also believes that Pro Forma Adjusted EBITDA provides useful information to investors regarding its financial condition and results of operations because Pro Forma Adjusted EBITDA is useful in evaluating its ongoing operating performance giving effect to planned or completed asset dispositions and acquisitions.  The Company also believes that the rating agencies and a number of our lenders may also use Pro Forma Adjusted EBITDA for the foregoing purposes.
Net debt is defined as total debt less cash and cash equivalents.  Management uses net debt to evaluate the Company's capital structure.  Management believes that the presentation of net debt provides useful information to investors regarding our financial condition because accumulated cash can be used for debt repayment, if appropriate.  Net debt is not a substitute for any U.S. GAAP financial measure.  In addition, the calculation of net debt contained in this document may not be consistent with that of other companies.

(In millions) 2003 2004 2005 2006 F
Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA
Adjusted EBITDA 164          164          190          179
less:  Adjusted EBITDA from sold properties during the year (6)             1              (4)             (17)
add:  Adjusted EBITDA from acquired properties during the year -           11            -           -
Pro Forma Adjusted EBITDA 158          176          186          162
Reconciliation of Net Income (Loss) to Adjusted EBITDA from sold properties
Net Income (Loss) (69)           (11)           (35)           13
Interest expense 2              -           -           -
Loss on asset impairment, net of gain on disposal of assets 68            8              33            -
Depreciation and amortization 5              2              6              4
Adjusted EBITDA 6              (1)             4              17
Reconciliation of Net Income (Loss) to Adjusted EBITDA from acquired properties
Net Income (Loss) -           7              -           -
Interest expense -           1              -           -
Loss on asset impairment -           -           -           -
Depreciation and amortization -           3              -           -
Adjusted EBITDA -           11            -           -
- Pro Forma Adjusted EBITDA is used in the calculation of the Nebt Debt/Pro Forma Adjusted EBITDA credit statistic.
- Adjusted EBITDA for all years presented was reconciled to Net Income (Loss) and can be accessed in the year-end earnings releases posted on our website.
- 2006 Adjusted EBITDA reflects the midpoint of guidance provided 2/7/06 and all 2006 information is an estimate based on projections as of 2/7/06.
- 2006 Forecasted net income does not include any possible future losses on asset impairments, gains or losses on the sale of assets, gains or losses on early extinguishment of debt, or gains or losses on property damage insurance recoveries.
-See Notes to Financial Information in the earnings release dated 2/7/06 on our website.

MeriStar Hospitality Corporation 6430 Rockledge Drive, Suite 200 Bethesda, MD 20817 (301) 581-5900 (301) 581-5985 fax www.meristar.com